U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             GAMEZNFLIX, INC.
               (Exact Name of Company as Specified in Its Charter)

                Nevada                                        54-1838089
(State or Other Jurisdiction of Incorporation             (I.R.S. Employer
             or Organization)                             Identification No.)

             1535 Blackjack Road, Franklin, Kentucky             42134
             (Address of Principal Executive Offices)         (Zip Code)

                            2009 Stock and Option Plan
                            (Full Title of the Plan)

                             John Fleming, President
                                GameZnFlix, Inc.
                               1535 Blackjack Road
                             Franklin, Kentucky 42134
                                (270) 598-0395
           (Name, Address, and Telephone Number of Agent for Service)

                                 With a copy to:
                  Brian F. Faulkner, A Professional Law Corporation
                         27127 Calle Arroyo, Suite 1923
                      San Juan Capistrano, California 92675
                                 (949) 240-1361

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer  [  ]                  Accelerated filer  [  ]

Non-accelerated filer  [  ]                    Smaller reporting company [X]

                          CALCULATION OF REGISTRATION FEE


Title of          Amount to be      Proposed        Proposed      Amount of
Securities         Registered       Maximum        Aggregate   Registration Fee
to be                            Offering Price   Offering Price
Registered                           Per Share

Common Stock      500,000 (1)       $0.40 (2)        $200,000       $11.16

(1) Represents shares issuable pursuant to the Registrant's 2009 Stock and Option Plan ("Plan"). This Registration Statement shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's common stock.

(2) This offering price per share is calculated under Rule 457(h)(1) (reference to Rule 457(c)) as the offering price is not known: average of the bid and ask prices as of April 21, 2009 (within 5 business days prior to the date of filing this registration statement). See 2009 Stock and Option Plan, attached as Exhibit 4 to this Form S-8.

                                 PART I
       INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

     See Item 2 below.

ITEM 2.   COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The documents containing the information specified in Part I, Items 1 and 2, shall be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge,
(i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the
Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                                   PART II
           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed in (a) through (c) below are incorporated by reference in this Registration statement:

     (a) The Company's latest annual report on Form 10-K for the fiscal year ended December 31, 2008, filed on April 22, 2009.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-K referred to in (a) above.

     (c) A description of the securities of the Company is contained in a Form SB-2 filed on March 30, 2006.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of
1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

     Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company.

     Brian F. Faulkner, A Professional Law Corporation, counsel for the Company as giving an opinion on the validity of the securities being registered, has previously received shares of common stock pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan, as amended, under Form S-8's in exchange for legal services previously rendered, and to be rendered in the future, to the Company under attorney-client contracts. These legal services consist of advice and preparation work in connection with reports of the Company filed under the Securities Exchange Act of 1934, and other general corporate and securities work for the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Limitation of Liability.

(a)  Articles of Incorporation and Bylaws.

     Neither the articles of incorporation nor bylaws of the Company contain any provisions with regard to the liability of an officer and director.

(b)  Nevada Revised Statutes.

     "NRS 78.138 Directors and officers: Exercise of powers; performance of duties; presumptions and considerations; liability to corporation and stockholders.

     (7) Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

     (a) His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

     (b) His breach of those duties involved intentional misconduct, fraud or a knowing violation of law."

Indemnification.

(a)  Articles of Incorporation and Bylaws.

     There are no provisions in the articles of incorporation with regard to indemnification. The bylaws of the Company provide the following with respect to indemnification: Corporation shall indemnify to the fullest extent permitted by law each person that such law grants the Corporation the power to indemnify."

(b)  Nevada Revised Statutes.

     "NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

     (a) Is not liable pursuant to NRS 78.138 [directors and officers duty to exercise their powers in good faith and with a view to the interests of the corporation]; or

     (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

     (a) Is not liable pursuant to NRS 78.138; or

     (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

     Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

     1. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a) By the stockholders;

     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

      2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     3. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     NRS 78.752 Insurance and other financial arrangements against liability of directors, officers, employees and agents.

     (1) A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

     (2) The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

     (a)  The creation of a trust fund.

     (b)  The establishment of a program of self-insurance.

     (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

     (d)  The establishment of a letter of credit, guaranty or surety.

     No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

     (3) Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

     (4)  In the absence of fraud:

     (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

     (b)  The insurance or other financial arrangement:

        (i)  Is not void or voidable; and

        (ii) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

     (5) A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable

ITEM 8.  EXHIBITS.

     The Exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached.

ITEM 9.  UNDERTAKINGS.

     The undersigned Company hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        iii. Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Franklin, State of Kentucky, on April 23, 2009.

                                       GameZnFlix, Inc.


                                       By: /s/  John Fleming
                                       John Fleming,
                                       Chief Executive Officer

                        Special Power of Attorney

     The undersigned constitute and appoint John Fleming their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to
this Form   S-8 Registration Statement, and to file the same with all
exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                    Title                         Date

/s/  John Fleming        Chief Executive             April 23, 2009
John Fleming             Officer/Director

/s/  Mark Crist          Director                    April 23, 2009
Mark Crist

                                EXHIBIT INDEX

Number                           Description

4 2009 Stock and Option Plan, dated April 22, 2009 (filed herewith).

5      Opinion of Brian F. Faulkner, A Professional Law Corporation
       (filed herewith).

23.1   Consent of Child, Van Wagoner & Bradshaw, PLLC (filed herewith).

23.2 Consent of Brian F. Faulkner, A Professional Law Corporation (filed herewith).

                                EX-4
                     2007 STOCK AND OPTION PLAN


                          GAMEZNFLIX, INC.
                     2009 STOCK AND OPTION PLAN

1.  GENERAL PROVISIONS.

     1.1  Purpose.

     The GameZnFlix, Inc. 2000 Stock and Option ("Plan") is intended to allow designated directors, officers, employees, and certain non-employees, including consultants (all of whom are sometimes collectively referred to herein as "Employees") of GameZnFlix, Inc., a Nevada corporation ("Company") and its Subsidiaries (as that term is defined below) which it may have from time to time, to receive certain options ("Stock Options") to purchase the Company's common stock, one tenth of one cent ($0.001) par value ("Common Stock"), and to receive grants of Common Stock subject to certain restrictions ("Grants"). As used in this Plan, the term "Subsidiary" shall mean each corporation which is a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended ("Code"). The purpose of the Plan is to promote the interests of the Company and its shareholders by attracting and retaining Employees capable of furthering the future success of the Company and by aligning their economic interests more closely with those of the Company's shareholders. The services that shall be compensated for with such Stock Option and Grants shall be bone fide services to be performed for the Company, which such services shall neither be in connection with a capital raising function for the Company nor in connection with making a market in the Common Stock.

     1.2  Administration.

     1.2.1 The Plan shall be administered by the Company's Board of Directors ("Directors"). A majority of its members shall constitute a quorum. The Directors shall be governed by the provisions of the Company's Bylaws and of Nevada law applicable to the Directors, except as otherwise provided herein or determined by the Directors.

     1.2.2 The Directors shall have full and complete authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable. The Directors shall, in their discretion, but subject to the express provisions of the Plan: approve the Employees nominated by the management of the Company to be granted Grants or Stock Options; to determine the number of Grants or Stock Options to be granted to an Employee; to determine the time or times at which Grants or Stock Options shall be granted; to establish the terms and conditions upon which Grants or Stock Options may be exercised; to remove or adjust any restrictions and conditions upon Grants or Stock Options; to specify, at the time of grant, provisions relating to exercisability of Stock Options and to accelerate or otherwise modify the exercisability of any Stock Options; and to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of the Plan. All interpretations and constructions of the Plan by the Directors, and all of its actions hereunder, shall be binding and conclusive on all persons for all purposes.

     1.2.3 The Company hereby agrees to indemnify and hold harmless each member of the Directors and each Employee of the Company, and the estate and heirs of such member of the Directors or Employee, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such member of the Directors or Employee, his or her estate or heirs may suffer as a result of his or her responsibilities, obligations or duties in connection with the Plan, to the extent that insurance, if any, does not cover the payment of such items. No member of the Directors or the Directors shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Stock Option granted pursuant to the Plan.

     1.3  Eligibility and Participation.

     Employees eligible under the Plan shall be approved by the Directors from those Employees who, in the opinion of the management of the Company, are in positions that enable them to make significant and extraordinary contributions to the long-term performance and growth of the Company. In selecting Employees to whom Stock Options or Grants may be granted, consideration shall be given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in the Company and recommendations of supervisors.

     1.4  Shares Subject to the Plan.

     The maximum number of shares of Common Stock that may be issued pursuant to the Plan shall be Five Hundred Thousand (500,000) subject to adjustment pursuant to the provisions of paragraph 4.1. If shares of Common Stock Granted or issued under the Plan are reacquired by the Company due to a forfeiture or for any other reason, such shares shall be cancelled and thereafter shall again be available for purposes of the Plan. If a Stock Option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock not purchased thereunder shall again be available for purposes of the Plan.

2.  GRANTS OF STOCK OPTIONS.

     2.1  Grants of Stock Options.

     The Directors may grant Stock Options in such amounts, at such times, and to such Employees nominated by the management of the Company
as the Directors, in their discretion, may determine.   Stock Options
granted under the Plan shall constitute "Incentive Stock Options" within the meaning of Section 422 of the Code, if so designated by the Directors on the date of grant. The Directors shall also have the discretion to grant Stock Options which do not constitute incentive stock options, and any such Stock Options shall be designated non-statutory stock options by the Directors on the date of grant. The aggregate fair market value (determined as of the time an incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercis-able for the first time by any Employee during any one calendar year (under all plans of the Company and any parent or subsidiary of the Company) may not exceed the maximum amount permitted under Section 422 of the Code (currently one hundred thousand dollars ($100,000.00)). Non-statutory stock options shall not be subject to the limitations relating to incentive stock options contained in the preceding sentence. Each Stock Option shall be evidenced by a written agreement ("Option Agreement") in a form approved by the Directors, which shall be executed on behalf of the Company and by the Employee to whom the Stock Option is granted, and which shall be subject to the terms and conditions of this Plan. In the discretion of the Directors, Stock Options may include provisions (which need not be uniform), authorized by the Directors in their discretion, that accelerate an Employee's rights to exercise Stock Options following a "Change in Control," as such term is defined in paragraph 3.1 hereof. The holder of a Stock Option shall not be entitled to the privileges of stock ownership as to any shares of Common Stock not actually issued to such holder.

     2.2  Purchase Price.

     The purchase price ("Exercise Price") of shares of Common Stock subject to each non-statutory Stock Option ("Option Shares") shall be equal to whatever price is established by the Directors, in its sole discretion, on the date of the grant. The Exercise Price of Incentive Stock Options shall be the fair market value of the options on the date of the grant thereof. For an Employee holding stock possessing more than ten percent (10%) percent of the total combined voting power of all classes of stock of the Company, the Exercise Price of an incentive
Stock Option shall be at least one hundred ten percent (110%) of the fair market value of the Common Stock and such option.

     2.3  Option Period.

     The Stock Option period ("Term") shall commence on the date of grant of the incentive Stock Option and shall be ten (10) years or such shorter period as is determined by the Directors; the Term for an incentive Stock Option granted to an Employee holding stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall be five (5) years from the date such option is granted. The Term for Non-statutory Stock Options shall be whatever period, if any, is set by the Directors. Each Stock Option shall provide that it is exercisable over its term in such periodic installments as the Directors in its sole discretion may determine. Such provisions need not be uniform. Notwithstanding the foregoing, but subject to the provisions of paragraphs 1.2.2 and 2.1, Stock Options granted to Employees who are subject to the reporting requirements of Section 16(a) of the Exchange
Act ("Section 16 Reporting Persons") shall not be exercisable until at least six (6) months and one day from the date the Stock Option is granted.

     2.4  Exercise of Options.

     2.4.1 Each Stock Option may be exercised in whole or in part (but not as to fractional shares) by delivering it for surrender or endorsement to the Company, attention of the Corporate Secretary, at the principal office of the Company, together with payment of the Exercise Price and an executed Notice and Agreement of Exercise in the form prescribed by paragraph 2.4.2. Payment may be made (i) in cash, (ii) by cashier's or certified check, (iii) by surrender of previously owned shares of the Company's Common Stock valued pursuant to paragraph 2.2 (if the Directors authorize payment in stock in their discretion), (iv) by withholding from the Option Shares which would otherwise be issuable upon the exercise of the Stock Option that number of Option Shares equal to the exercise price of the Stock Option, if such withholding is authorized by the Directors in their discretion, (v) in the discretion of the Directors, by the delivery to the Company of the optionee's promissory note secured by the Option Shares, bearing interest at a rate sufficient to prevent the imputation of interest under Sections 483 or 1274 of the Code, and having such other terms and conditions as may be satisfactory to the Directors, or (vi) cashless exercise program as established by the Company.

     2.4.2 Exercise of each Stock Option is conditioned upon the agreement of the Employee to the terms and conditions of this Plan and of such Stock Option as evidenced by the Employee's execution and delivery of a Notice and Agreement of Exercise in a form to be determined by the Directors in their discretion. Such Notice and Agreement of Exercise shall set forth the agreement of the Employee that: (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933 ("Securities Act") or any other applicable federal or state securities laws, (b) each Option Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions, (c) the Company may comply with said securities law restrictions and issue "stop transfer" instructions to its Transfer Agent and Registrar without liability, (d) if the Employee is a
Section 16 Reporting Person, the Employee will furnish to the Company a copy of each Form 4 or Form 5 filed by said Employee and will timely file all reports required under federal securities laws, and (e) the Employee will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.

     2.4.3 No Stock Option shall be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with. The Company will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Stock Options and shares acquired thereunder, but there may be times when no such Registration Statement will be currently effective. The exercise of Stock Options may be temporarily suspended without liability to the Company during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Directors, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. If any Stock Option would expire for any reason except the end of its term during such a suspension, then if exercise of such Stock Option is duly tendered before its expiration, such Stock Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. The Company shall have no obligation to file any Registration Statement covering resales of Option Shares.

     2.5  Restrictions on Transfer.

     Each Stock Option granted under this Plan shall be transferable only by will or the laws of descent and distribution. No interest of any Employee under the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Each Stock Option granted under this Plan shall be exercisable during an Employee's lifetime only by such Employee or by such Employee's legal representative.

3.  GRANTS OF SHARES.

     3.1  Grant of Shares.

     Subject to the provisions of the Plan, the Directors shall have full and complete authority, in their discretion, but subject to the express provisions of this Plan, to (i) grant shares pursuant to the Plan; (ii) determine the number of shares of Common Stock subject to each Grant ("Grant Shares"); (iii) determine the terms and conditions (which need not be identical) of each Grant, including the consideration to be paid by the Employee for such Common Stock; (iv) establish and modify performance criteria for Grants; and (v) make all of the determinations necessary or advisable with respect to Grants under the Plan. Each Grant under the Plan shall consist of a grant of shares of Common Stock.

     3.2  Incentive Agreements.

     Each Grant granted under the Plan shall be evidenced by a written agreement ("Agreement") in a form approved by management and executed by the Company and the Employee to whom the Grant is granted. Each
Agreement shall be subject to the terms and conditions of the Plan and other such terms and conditions as management may specify.

     3.3  Waiver of Restrictions.

     The Directors may modify or amend any Grant under the Plan or waive any restrictions or conditions applicable to such Grants; provided, however, that the Directors may not undertake any such modifications, amendments or waivers if the effect thereof materially increases the benefits to any Employee, or adversely affects the rights of any Employee without his or her consent.

     3.4  Terms and Conditions of Grants.

     3.4.1 Upon receipt of a Grant of shares of Common Stock under the Plan, an Employee shall be the holder of record of the shares and shall have all the rights of a shareholder with respect to such shares, subject to the terms and conditions of the Plan and the Grant.

4.  MISCELLANEOUS PROVISIONS.

     4.1  Adjustments Upon Change in Capitalization.

     4.1.1 The number and class of shares subject to each outstanding Stock Option, the Exercise Price thereof (but not the total price), the maximum number of Stock Options that may be granted under the Plan, the minimum number of shares as to which a Stock Option may be exercised at any one time, and the number and class of shares subject to each outstanding Grant, shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock which results from a split-up or consolidation of shares, payment of a stock dividend or dividends exceeding a total of five percent (5%) for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment, so that
(i) upon exercise of the Stock Option, the Employee shall receive the number and class of shares such Employee would have received had such Employee been the holder of the number of shares of Common Stock for which the Stock Option is being exercised upon the date of such change or increase or decrease in the number of issued shares of the Company, and
(ii) upon the lapse of restrictions of the Grant Shares, the Employee shall receive the number and class of shares such Employee would have received if the restrictions on the Grant Shares had lapsed on the date of such change or increase or decrease in the number of issued shares of the Company.

     4.1.2 Upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which is not the surviving corporation or in which the Company survives as a wholly-owned subsidiary of another corporation, or upon a sale of all or substantially all of the property of the Company to another corporation, or any dividend or distribution to shareholders of more than ten percent (10%) of the Company's assets, adequate adjustment or other provisions shall be made by the Company or other party to such transaction so that there shall remain and/or be substituted for the Option Shares and Grant Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for such Option Shares and Grant Shares then remaining, as if the Employee had been the owner of such shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.

     4.2  Withholding Taxes.

     The Company shall have the right at the time of exercise of any Stock Option or the grant of shares to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise ("Tax Liability"), to ensure the payment of any such Tax Liability. The Company may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Directors in its sole and absolute discretion in the particular case:
(i) by requiring the Employee to tender a cash payment to the Company,
(ii) by withholding from the Employee's salary, (iii) by withholding from the Option Shares which would otherwise be issuable upon exercise of the Stock Option, or from the Grant Shares on their grant or date of lapse of restrictions, that number of Option Shares or Grant Shares having an aggregate fair market value (determined in the manner prescribed by paragraph 2.2) as of the date the withholding tax obligation arises in an amount which is equal to the Employee's Tax Liability or (iv) by any other method deemed appropriate by the Directors. Satisfaction of the Tax Liability of a Section 16 Reporting Person may be made by the method of payment specified in clause (iii) above only if the following two conditions are satisfied:

     (a) the withholding of Option Shares or Grant Shares and the exercise of the related Stock Option occur at least six (6) months and one day following the date of grant of such Stock Option or Grant; and

     (b)  the withholding of Option Shares or Grant Shares is made either
(i) pursuant to an irrevocable election ("Withholding Election") made by such Employee at least six months in advance of the withholding of Options Shares or Grant Shares, or (ii) on a day within a ten (10) day "window period" beginning on the third business day following the date of release of the Company's quarterly or annual summary statement of sales and earnings.

     Anything herein to the contrary notwithstanding, a Withholding Election may be disapproved by the Directors at any time.

     4.3  Relationship to Other Employee Benefit Plans.

     Stock Options and Grants granted hereunder shall not be deemed to be salary or other compensation to any Employee for purposes of any pension, thrift, profit-sharing, stock purchase or any other employee benefit plan now maintained or hereafter adopted by the Company.

     4.4  Amendments and Termination.

     The Directors may at any time suspend, amend or terminate this Plan. For incentive stock options only, no amendment or modification of this
Plan may be adopted, except subject to stockholder approval, which would:
(a) materially increase the benefits accruing to Employees under this Plan, (b) materially increase the number of securities which may be issued under this Plan (except for adjustments pursuant to paragraph 4.1 hereof), or (c) materially modify the requirements as to eligibility for participation in the Plan.

     4.5  Successors in Interest.

     The provisions of this Plan and the actions of the Directors shall be binding upon all heirs, successors and assigns of the Company and of Employees.

     4.6  Other Documents.

     All documents prepared, executed or delivered in connection with this Plan (including, without limitation, Option Agreements and Incentive Agreements) shall be, in substance and form, as established and modified by the Directors; provided, however, that all such documents shall be subject in every respect to the provisions of this Plan, and in the event of any conflict between the terms of any such document and this Plan, the provisions of this Plan shall prevail.

     4.7  No Obligation to Continue Employment.

     This Plan and grants hereunder shall not impose any obligation on the Company to continue to employ any Employee. Moreover, no provision of this Plan or any document executed or delivered pursuant to this Plan shall be deemed modified in any way by any employment contract between an Employee (or other employee) and the Company.

     4.8  Misconduct of an Employee.

     Notwithstanding any other provision of this Plan, if an Employee commits fraud or dishonesty toward the Company or wrongfully uses or discloses any trade secret, confidential data or other information proprietary to the Company, or intentionally takes any other action materially inimical to the best interests of the Company, as determined by the Directors, in its sole and absolute discretion, such Employee shall forfeit all rights and benefits under this Plan.

     4.9  Term of Plan.

     This Plan was adopted by the Directors effective April 22, 2009. No Stock Options or Grants may be granted under this Plan after April 22, 2019.

     4.10  Governing Law.

     This Plan shall be construed in accordance with, and governed by, the laws of the State of Nevada.

     4.11  Shareholder Approval.

     No Stock Option shall be exercisable, or Grant granted, unless and until the Directors of the Company have approved this Plan and all other legal requirements have been fully complied with. In addition, no Incentive Stock Option shall be granted until approved by a majority of the issued and outstanding Common Stock of the Company.

     4.12  Assumption Agreements.

     The Company will require each successor, (direct or indirect, whether by purchase, merger, consolidation or otherwise), to all or substantially all of the business or assets of the Company, prior to the consummation of each such transaction, to assume and agree to perform the terms and provisions remaining to be performed by the Company under each Incentive Agreement and Stock Option and to preserve the benefits to the Employees thereunder. Such assumption and agreement shall be set forth in a written agreement in form and substance satisfactory to the Directors (an "Assumption Agreement"), and shall include such adjustments, if any, in the application of the provisions of the Incentive Agreements and Stock Options and such additional provisions, if any, as the Directors shall require and approve, in order to preserve such benefits to the Employees. Without limiting the generality of the foregoing, the Directors may require an Assumption Agreement to include satisfactory undertakings by a successor:

     (a)  to provide liquidity to the Employees on the exercise of Stock
Options;

     (b) if the succession occurs before the expiration of any period specified in the Incentive Agreements for satisfaction of performance criteria applicable to the Common Stock Granted thereunder, to refrain from interfering with the Company's ability to satisfy such performance criteria or to agree to modify such performance criteria and/or waive any criteria that cannot be satisfied as a result of the succession;

     (c) to require any future successor to enter into an Assumption Agreement; and

     (d) to take or refrain from taking such other actions as the Directors may require and approve, in their discretion.

     4.13  Compliance With Rule 16b-3.

     Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent that any provision of the Plan or action by the Directors fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

     IN WITNESS WHEREOF, this Plan has been executed as of the 23rd day of April 2009.

                                       GameZnFlix, Inc.



                                       By: /s/  John Fleming
                                       John Fleming, Chief Executive Officer

                                 EX-5
    OPINION OF BRIAN F. FAULKNER, A PROFESSIONAL LAW CORPORATION

                           Brian F. Faulkner
                      A Professional Law Corporation
                      27127 Calle Arroyo, Suite 1923
                    San Juan Capistrano, California 92675
                             (949) 240-1361


April 23, 2009


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  GameZnFlix, Inc. 2009 Stock and Option Plan

Dear Sir/Madame:

     I have acted as counsel to GameZnFlix, Inc., a Nevada corporation ("Company"), in connection with its registration statement on Form S-8 relating to the registration of 500,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's 2009 Stock and Option Plan.

     In my representation I have examined such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Articles of Incorporation, and all amendments thereto, and Bylaws of the Company.

     Based upon and in reliance on the foregoing, and subject to the qualifications and assumptions set forth below, it is my opinion that the Company is duly organized and validly existing as a corporation under the laws of the State of Nevada, and that the Shares, when issued and sold, will be validly issued, fully paid, and non-assessable.

     My opinion is limited by and subject to the following:

     (a) In rendering my opinion I have assumed that, at the time of each issuance and sale of the Shares, the Company will be a corporation validly existing and in good standing under the laws of the State of Nevada.

     (b) In my examination of all documents, certificates and records, I have assumed without investigation the authenticity and completeness of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies and the authenticity and completeness of the originals of all documents submitted to me as copies. I have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of all persons executing documents on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to matters of fact material to this opinion, I have relied upon statements and representations of representatives of the Company and of public officials and have assumed the same to have been properly given and to be accurate.

     (c) My opinion is based solely on and limited to the federal laws of the United States of America and the Nevada laws. I express no opinion as to the laws of any other jurisdiction.

                                       Sincerely,



                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner, Esq.

                              EX-23.1
        CONSENT OF CHILD, VAN WAGONER & BRADSHAW, PLLC

               Child, Van Wagoner & Bradshaw, PLLC
                   5296 S. Commerce Dr., #300
                   Salt Lake City, Utah 84107
                   Telephone (801) 281-4700
                   Facsimile (801) 281-4701

       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
GameZnFlix, Inc.

We hereby consent to the incorporation by reference of our report dated April 15, 2009, with respect to the financial statements of GameZnFlix, Inc. appearing in the Annual Report on Form 10-K of GameZnFlix, Inc. for the years ended December 31, 2008 and 2007, in the Registration Statement of GameZnFlix, Inc. on Form S-8 to be filed on or about April 23, 2009. We also consent to the use of our name and the references to us included in the Registration Statement.

/s/  Child, Van Wagoner & Bradshaw, PLLC
Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
April 23, 2009

                               EX-23.2
   CONSENT OF BRIAN F. FAULKNER, A PROFESSIONAL LAW CORPORATION

                            Brian F. Faulkner
                     A Professional Law Corporation
                     27127 Calle Arroyo, Suite 1923
                  San Juan Capistrano, California 92675
                            (949) 240-1361


April 23, 2009


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  GameZnFlix, Inc. 2009 Stock and Option Plan

Dear Sir/Madame:

     I have acted as counsel to GameZnFlix, Inc., a Nevada corporation ("Company"), in connection with its registration statement on Form S-8 relating to the registration of 500,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's 2009 Stock and Option Plan. I hereby consent to all references to my firm included in this registration statement, including the opinion of legality.

                                       Sincerely,



                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner, Esq.